SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) October 3, 2001

U.S. WIRELESS DATA, INC.
(Exact name of registrant as specified in its charter)

Delaware
(State of Other Jurisdiction of Incorporation)

0-22848
(Commission File Number)

84-1178691
(I.R.S. Employer Identification No.)

750 Lexington Avenue
New York, New York 10022
(Address of principal executive
offices including zip code)

(212) 750-7766
     (Registrant's telephone number,
including area code)

(Former name or former address, if changed since last report)

Item 5. Other Events.

        The Registrant’s annual meeting of stockholders is scheduled to be held on November 1, 2001 at the New York Marriott East Side Hotel, Vanderbilt Room, 525 Lexington Avenue, New York, New York, 10017 at 2:00 p.m. As disclosed in the Registrant’s Schedule 14A filed on October 30, 2000, the Registrant will consider stockholder proposals submitted pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), in connection with the Registrant’s annual meeting of stockholders to have been filed timely, if they were received by the Registrant at its principal executive offices by April 6, 2001.

        In 2000, the Registrant’s annual meeting of stockholders was held on December 12, 2000. In light of the fact that the annual meeting has been advanced by more than 30 days and in accordance with Rules 14a-5(e)(2) and 14a-5(f) under the Exchange Act, in order for stockholder proposals submitted outside of Rule 14a-8 in connection with the Registrant’s 2001 annual meeting of stockholders to be considered “timely” for purposes of Rule 14a-4(c) under the Exchange Act, such proposals must be received by the Registrant at its principal executive offices not later than October 8, 2001. If a proposal is received after October 8, 2001, the proxies that management solicits for the meeting may exercise discretionary voting authority on the proposal under circumstances consistent with the proxy rules of the Securities and Exchange Commission.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                                             U.S. WIRELESS DATA, INC.
                                                                                   (Registrant)

Dated         October 3, 2001                           By: /s/ Dean M. Leavitt
                                                                               Name: Dean M. Leavitt
                                                                               Title: Chairman & Chief Executive Officer